DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE FUND

(R CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the R Class of Royce Value Fund, a series of the Trust (the "R Class"), a fee, payable monthly, equal to .50% per annum of the R Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the _____ day of _________, 2007.

THE ROYCE FUND
__________________
John D. Diederich Vice President
ROYCE FUND SERVICES, INC.
__________________
John D. Diederich Vice President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE PLUS FUND

(R CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the R Class of Royce Value Plus Fund, a series of the Trust (the "R Class"), a fee, payable monthly, equal to .50% per annum of the R Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the _____ day of _________, 2007.

THE ROYCE FUND
__________________
John D. Diederich Vice President
ROYCE FUND SERVICES, INC.
__________________
John D. Diederich Vice President